SUB-ITEM 77I

MFS Growth Fund, a series of MFS Series Trust II, established a new class of shares as described in the prospectus contained in Post-Effective Amendment No. 46 to the Registration Statement (File Nos. 33-7637 and 811-4775), as filed with the Securities and Exchange Commission via EDGAR on May 13, 2011, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.